Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

		Original	Beginning			Current	Total Class		Ending
	Certificate	Certificate	Certificate			Realized	Principal	Total	Certificate
Class	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Distribution	Balance

AS-1	0.0000%	137,788,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-2	0.0000%	141,057,000.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Factors per Thousand				0.00000000	0.00000000		0.00000000	0.00000000	0.00000000

AS-3	3.0500%	190,443,000.00	172,318,000.00	452,574.08	6,525,000.00	0.00	6,525,000.00	6,977,574.08	165,793,000.00
Factors per Thousand				2.37642801	34.26222019		34.26222019	36.63864820	870.56494594

MS-1	3.8038%	22,084,000.00	14,020,076.69	45,922.08	530,254.73	0.00	530,254.73	576,176.81	13,489,821.96
Factors per Thousand				2.07942764	24.01081009		24.01081009	26.09023773	610.84142184

MS-2	4.2038%	23,463,000.00	14,896,331.49	53,923.17	511,840.74	0.00	511,840.74	565,763.91	14,384,490.75
Factors per Thousand				2.29822146	21.81480373		21.81480373	24.11302519	613.07125048

BS	5.9538%	12,423,000.00	7,886,293.14	40,431.76	0.00	0.00	0.00	40,431.76	7,886,293.14
Factors per Thousand				3.25458907	0.00000000		0.00000000	3.25458907	634.81390485

Pool I		527,258,000.00	209,120,701.32	592,851.09	7,567,095.47	0.00	7,567,095.47	8,159,946.56	201,553,605.85
Totals				1.12440416	14.35178882		14.35178882	15.47619298	382.26751581

AN	3.4538%	55,395,000.00	14,778,312.34	43,951.62	520,255.50	0.00	520,255.50	564,207.12	14,258,056.84
Factors per Thousand				0.31898003	3.77576783		9.39174110	10.18516328	257.38887697

MN	4.2038%	2,229,000.00	1,184,521.22	4,287.84	41,699.87	0.00	41,699.87	45,987.71	1,142,821.35
Factors per Thousand				0.03111911	0.30263789		18.70788232	20.63154329	512.70585464

BN	5.9538%	4,457,000.00	3,131,287.59	16,053.61	323,406.89	0.00	323,406.89	339,460.50	2,807,880.70
Factors per Thousand				0.11650949	2.34713392		72.56156336	76.16345075	629.99342607

Pool II		62,081,000.00	19,094,121.15	64,293.07	885,362.26	0.00	885,362.26	949,655.33	18,208,758.89
Totals				0.12193854	1.67918221		14.26140455	15.29703661	293.30646881

Totals		589,339,000.00	228,214,822.47	657,144.16	8,452,457.73	0.00	8,452,457.73	9,109,601.89	219,762,364.74

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

Certificate Information

			Interest	Applied		Unpaid
	Interest	Remittance	Shortfall	Realized Loss	Realized Loss	Realized Loss
Class	Requirement	Rate	Carryforward	Amount	Amount	Amount
AS-1	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-2	0.00	0.0000%	0.00	0.00	0.00	0.00
AS-3	452,574.08	3.0500%	0.00	0.00	0.00	0.00
MS-1	45,922.08	3.8038%	0.00	0.00	0.00	0.00
MS-2	53,923.17	4.2038%	0.00	0.00	0.00	0.00
BS	40,431.76	5.9538%	0.00	0.00	0.00	0.00

AN	43,951.62	3.4538%	0.00	0.00	0.00	0.00
MN	4,287.84	4.2038%	0.00	0.00	0.00	0.00
BN	16,053.61	5.9538%	0.00	0.00	0.00	0.00

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

Pool I

Schedule of Remittance

Aggregate Amount Received	8,257,398.27
Monthly Advances	0.00
Transfer from Rounding Account	19,394.89
Reimburse Rounding Account	(12,087.22)
(Servicing Fee)	(78,619.29)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	8,186,086.65

Bond Interest Distributed	592,851.09
Bond Principal Distributed	7,567,095.47
Escrow Fee	26,140.09
Amounts transferred to the Owner Trustee	0.00

8,186,086.65

Prior Three Months Weighted Average Loan Interest Rate

01/31/05	02/28/05	03/31/05
6.7154%	6.7159%	6.7108%

Collateral Information

Accelerated Principal Distribution		0.00
Aggregate Beginning Principal Balance of Loans		233,667,944.87
Aggregate Ending Principal Balance of Loans		224,830,365.95
Principal Prepayments (No. / Amt)	10	6,439,199.56
Curtailments		13,468.73
Excess and Monthly Payments		474,206.40
Recoveries on Previous Realized Losses		9,112.55
Interest Received		1,321,411.03
Compensating Interest		143.95
Realized Losses (Current / Cumulative)	1,910,704.23	39,009,268.06
Excess Spread		632,913.11
Spread Amount		23,276,760.10
Specified Subordinated Amount		23,607,188.42

Weighted Average Business Loan Interest Rate		7.0307%
LIBOR Rate		2.9538%
Auction Rate		3.0500%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

Pool II

Schedule of Remittance

Aggregate Amount Received	955,374.77
Monthly Advances	0.00
(Servicing Fee)	(4,923.85)
(Unreimbursed Monthly Advances)	0.00

Available Remittance Amount	950,450.92

Bond Interest Distributed	64,293.07
Bond Principal Distributed	885,362.26
Escrow Fee	795.59
Amounts transferred to the Owner Trustee	0.00

950,450.92

Prior Three Months Weighted Average Loan Interest Rate

01/31/05	02/28/05	03/31/05
7.0978%	7.0973%	7.0870%

Collateral Information

Accelerated Principal Distribution		91,079.06
Aggregate Beginning Principal Balance of Loans		22,562,308.92
Aggregate Ending Principal Balance of Loans		21,768,025.72
Principal Prepayments (Number / Amount)	2	382,520.63
Curtailments		200,000.00
Excess and Monthly Payments		211,762.57
Recoveries on Previous Realized Losses		40,000.00
Interest Received		121,091.57
Compensating Interest		1,910.72
Realized Losses (Current / Cumulative)	0.00	9,000,907.27
Excess Spread		91,079.06
Spread Amount		4,081,504.82
Specified Subordinated Amount		4,081,504.82
LOC Available Amount		522,237.99
LOC Available Amount as percentage of Pool Principal Balance		2.87%

Weighted Average Business Loan Interest Rate		7.5369%
LIBOR Rate		2.9538%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

Exhibit L

Outstanding Balance - Pool I	224,830,365.95
# Accounts	344

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	165	112,783,340.42	50.16%
Delinquent 30-59 Days	4	3,391,682.62	1.51%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	3	2,520,488.18	1.12%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	172	118,695,511.22	52.79%

Outstanding Balance - Pool II	21,768,025.72
# Accounts	74

Delinquent Information	# Loans	Pool Amount	Pool %

Delinquent 1-29 Days	34	9,928,535.14	45.61%
Delinquent 30-59 Days	0	0.00	0.00%
Delinquent 60-89 Days	0	0.00	0.00%
Delinquent 90 and Over	1	101,002.65	0.46%
Loans in Foreclosure	0	0.00	0.00%
REO Property	0	0.00	0.00%

Totals	35	10,029,537.79	46.08%

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

Series 1999-1

The following additional information, presented in dollars, pursuant to Section 7.10 subclauses (ii), (iii), (v), (vi), (vii), (viii), and (xv) is provided for each Class per $1,000 original dollar amount as of the Cut-off date.

Sub-Clause	Class AS-1	Class AS-2	Class AS-3	Class MS-1	Class MS-2	Class BS	Pool I
(ii)	0	0	905	635	635	635	397
(iii)	0	0	34	24	22	0	14
(v)	0	0	2	2	2	3	1
(vi)	0	0	34	0	0	0	12
(vii)	0	0	0	0	0	0	0
(viii)	0	0	2	0	0	0	1
(xv) (a, b & c)	0	0	871	611	613	635	382

Sub-Clause	Class AN	Class MN	Class BN	Pool II
(ii)	267	531	703	308
(iii)	9	19	73	14
(v)	1	2	4	1
(vi)	7	0	0	6
(vii)	4	0	0	3
(viii)	4	0	0	3
(xv) (a, b & c)	257	513	630	293

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300

Wachovia Commercial Mortgage, Inc. Series 1999-1 Trust Administrator’s Certificate	Record Date: 4/30/2005 Determination Date: 5/11/2005 Distribution Date: 5/16/2005

I, Stephanie Hartson, Assistant Vice President, represent that Wachovia Commercial Mortgage, Inc., complied with section 7.10 of the Sale and Servicing Agreement dated May 31, 1999 pertaining to Series 1999-1 in preparing the accompanying Trust Administrator’s Certificate.

Wachovia Commercial Mortgage, Inc.

By: /s/ Stephanie Hartson

Name: Stephanie Hartson
Title: Assistant Vice President

HSBC Bank USA
Issuer Services	Susie Moy
10 East 40th Street, 14th Floor	Phone: 212-525-1362
New York, NY 10016-0200	Fax: 212-525-1300